EXHIBIT 4.3


                     AMENDED AND RESTATED SECURITY AGREEMENT


         This AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement"), dated as of August 5, 2004, is entered into among Integrated Security Systems, Inc., a Delaware corporation (individually referred to as "Borrower"), B&B ARMR Corporation, a Delaware corporation (individually referred to as "B&B"), Intelli-Site, Inc., a Texas corporation (individually referred to as "Intelli-Site") (B&B and Intelli-Site collectively referred to as the "Subsidiaries") (Borrower, Intelli-Site and B&B collectively referred to as the "Pledgor"), Renaissance US Growth Investment Trust PLC (individually referred to as "RUSGIT"), Renaissance Capital Growth & Income Fund III, Inc., a Texas corporation (individually referred to as "Renaissance III"), BFS US Special Opportunities Trust PLC, a public limited company registered in England and Wales (individually referred to as "BFS") (RUSGIT, Renaissance III and BFS collectively referred to as the "Lender"), and Renaissance Capital Group, Inc., a Texas corporation, as agent for the Lender (the "Agent").


                                    RECITALS

         A. Lender has lent to Borrower the aggregate principal amount of three million six hundred thousand dollars ($3,600,000), including but not limited to the $1,000,000 loaned to Borrower by BFS of even date, evidenced by the Lender's promissory notes and convertible promissory notes as listed in Exhibit A attached hereto (the "Notes").

         B. Borrower has used and intends to use a portion of the proceeds of the Notes to finance operations of the Subsidiaries.

         C. As a condition for the loans to Borrower, Lender required that the Pledgor grant a security interest in all its assets as collateral for the loan and any other indebtedness of Borrower to Lender (the "Obligations").

         D. The Notes are secured by, among other things, those certain Security Agreements dated as of September 27, 2001 and March 11, 2003, respectively (the "Original Security Agreements").

         E. This Agreement is being executed to restate the Original Security Agreements to consolidate the Original Security Agreements and secure payment of all the Obligations of Borrower to Lender.

         F. It is the intention of the parties hereto that this Agreement create a first priority security interest in the Collateral (herein defined) securing the payment of the Notes.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, the parties agree as follows:

         1.     Grant of Security Interest.

                (a) In order to secure payment when due of the Obligations now existing or hereafter incurred, Pledgor hereby irrevocably grants to the Lender a first and prior security interest in the following property of the Pledgor (the "Collateral"), whether now owned or existing, or hereafter acquired, owned, existing or arising (whether by contract or operation of law), and wherever located, which shall be retained by Lender, until the Obligations have been paid in full and all Notes have been terminated.

                (b)   Collateral  shall  include  all  personal  property of the
Pledgor, including the following, all whether now owned or hereafter acquired or arising and wherever located: (i) accounts (including health-care-insurance receivables and credit card receivables); (ii) securities entitlements, securities accounts, commodity accounts, commodity contracts and investment property; (iii) deposit accounts [i-iii collectively referred to as "Accounts"];
(iv) instruments (including promissory notes); (v) documents (including warehouse receipts); (vi) chattel paper (including electronic chattel paper and tangible chattel paper); (vii) inventory, including raw materials, work in process, or materials used or consumed in Pledgor's business, items held for sale or lease or furnished or to be furnished under contracts of service, sale or lease, goods that are returned, reclaimed or repossessed; (viii) goods of every nature, including stock-in-trade, goods on consignment, standing timber that is to be cut and removed under a conveyance or contract for sale, the unborn young of animals, crops grown, growing, or to be grown, manufactured homes, computer programs embedded in such goods and farm products; (ix) equipment, including machinery, vehicles and furniture; (x) fixtures; (xi) agricultural liens; (xii) as-extracted collateral; (xiii) commercial tort claims, if any; (xiv) letter of credit rights; (xv) general intangibles, of every kind and description, including payment intangibles, software, computer information, source codes, object codes, records and data, all existing and future customer lists, choses in action, claims (including claims for indemnification or breach of warranty), books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, goodwill, blueprints, drawings, designs and plans, trade secrets, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies; (xvi) all supporting obligations of all of the foregoing property; (xvii) all property of the Pledgor now or hereafter in the Lender's possession or in transit to or from, or under the custody or control of, the Lender or any affiliate thereof; (xviii) all cash and cash equivalents thereof; and (xix) all cash and noncash proceeds (including insurance proceeds) of all of the foregoing property, all products thereof and all additions and accessions thereto, substitutions therefor and replacements thereof. The Collateral shall also include any and all other tangible or intangible property that is described as being part of the Collateral pursuant to one or more Riders to Security Agreement that may be attached hereto or delivered in connection herewith, including the Rider to Security Agreement - Copyrights, the Rider to Security Agreement - Patents, the Rider to Security Agreement - Trademarks and the Rider to Security Agreement - Cash Collateral Account.

                (c) Pledgor represents that the grant of security interest to Lender herein is a first and prior security interest.

         2.     Covenant For Accounts.

                (a) The Pledgor will, on the Lender's demand, make notations on its books and records showing the Lender's security interest and make available to the Lender shipping and delivery receipts evidencing the shipment of the goods that gave rise to an account, completion certificates or other proof of the satisfactory performance of services that gave rise to an account, a copy of the invoice for each account and copies of any written contract or order from which an account arose. The Pledgor shall promptly notify the Lender if an account becomes evidenced or secured by an instrument or chattel paper and upon the Lender's request, will promptly deliver any such instrument or chattel paper to the Lender, including any letter of credit delivered to the Pledgor to support a shipment of inventory by the Pledgor.

                (b) The Pledgor will promptly advise the Lender whenever an account debtor refuses to retain or returns any goods from the sale of which an account arose and will comply with any instructions that the Lender may give regarding the sale or other disposition of such returns. From time to time with such frequency as the Lender may request, the Pledgor will report to the Lender all credits given to account debtors on all accounts.

                (c) The Pledgor will immediately notify the Lender if any account arises out of contracts with the United States or any department, agency or instrumentality thereof, and will execute any instruments and take any steps required by the Lender so that all monies due and to become due under such contract shall be assigned to the Lender and notice of the assignment given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act.

                (d) At any time after the occurrence of a Default, and without notice to the Pledgor, the Lender may direct any persons who are indebted to the Pledgor on any Collateral consisting of accounts or general intangibles to make payment directly to the Lender of the amounts due. The Lender is authorized to collect, compromise, endorse and sell any such Collateral in its own name or in the Pledgor's name and to give receipts to such account debtors for any such payments and the account debtors will be protected in making such payments to the Lender. Upon the Lender's written request, the Pledgor will establish with the Lender and maintain a lockbox account ("Lockbox") with the Lender and a depository account(s) ("Cash Collateral Account") with the Lender subject to the provisions of this subparagraph and such other related agreements as the Lender may require, and the Pledgor shall notify its account debtors to remit payments directly to the Lockbox. Thereafter, funds collected in the Lockbox shall be transferred to the Cash Collateral Account, and funds in the Cash Collateral Account shall be applied by the Lender, daily, to reduce the outstanding Obligations.

                (e) Upon Agent's request, upon the occurrence and during the continuance of a Default, Pledgor will, at any reasonable time and at Pledgor's own expense, physically deliver to Agent, all Accounts (including inter-company receivables) assigned to Agent at any reasonable place or places designated by Agent. Failure to deliver any Account, or failure to deliver physical possession of any instruments, documents or writings in respect of any Account shall not invalidate Agent's Lien and security interest therein, except to the extent that possession may be required by applicable law for the perfection of said Lien or security interest, in which latter case, the Account shall be deemed to be held by the Pledgor as the custodian agent of Agent, for the benefit of Lender. Failure of Agent to demand or require Pledgor to include any Account in any schedule, to execute any schedule, to assign and deliver any schedule or to deliver physical possession of any instruments, documents or writings related to any Account shall not relieve Pledgor of its duty so to do.

                (f) Pledgor hereby agrees that it shall use commercially reasonable efforts, at its sole cost and expense and in its own name, to promptly and diligently collect and enforce payment of all Accounts and Pledgor will defend and hold Lender and Agent harmless from any and all loss, damage, penalty, fine or expense arising from such collection or enforcement.

         3. Financing Statements. Pledgor agrees to execute all financing statements and amendments thereto as Agent, on behalf of the Lender, may request from time to time to evidence the security interest granted to Agent hereunder and will pay the cost of all filing fees and taxes, if any, necessary to effect the filing thereof. By its signature hereon, the Pledgor hereby irrevocably authorizes the Lender to execute (on behalf of the Pledgor) and file against the Pledgor one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form satisfactory to the Lender, and the Pledgor will pay the cost of preparing and filing the same in all jurisdictions in which such filing is deemed by the Lender to be necessary or desirable in order to perfect, preserve and protect its security interests. Without the written consent of Agent, Pledgor will not allow any financing statement or notice of assignment to be on file in any public office covering any Collateral, proceeds thereof or other matters subject to the security interest granted to Agent herein, unless such financing statement relates to a Permitted Lien.

         4. Software as Collateral. As part of the Collateral, Pledgor has delivered to Lender certain computer software, drivers and documentation therefor, including all source and object code versions thereof (in electronic and hard copies) and all enhancements and developments relating thereto (the foregoing are collectively referred to herein as "Software"). Pledgor grants to Lender access and use to the Software. Pledgor will update the Software in possession of Lender no more than six (6) times per year, but no less often than each major revision to the Software. Should Pledgor default in the payment of the Obligations, then Pledgor hereby transfers title and ownership of the Software to Lender. If Pledgor is prohibited by law from transferring title and ownership of the Software to Lender at the time of such default, then Pledgor shall grant Lender a perpetual, nonexclusive, royalty-free license to copy, make derivative works, and use the Software for all of its business purposes (the "License"). Upon satisfaction of the Obligation by Pledgor, Lender shall promptly return the Software to Pledgor and shall have no further rights to access of use thereof Lender acknowledges that third party software may be required to use the Software, and it is Lender's responsibility to obtain any rights to use such third party software. Nothing herein will grant to Lender any title or ownership interest in the Software. To the extent that Lender modifies, updates, or enhances the Software ("Enhancements"), Lender shall own the same. Pledgor hereby represents and warrants to Lender that Pledgor has full right, title and interest in and to the Software, the Software is complete and will function in accordance with the documentation therefor, and the use of the Software will not infringe any third party intellectual property or other rights.

         5. Lender's Payment of Claims. Lender may, in its sole discretion, discharge or obtain the release of any Lien asserted by any Person against the Collateral, other than a Permitted Lien which, in the Lender's judgment, may have a Material Adverse Effect on the Lender's rights with respect to the Collateral. All sums paid by Lender in respect thereof shall be payable, on demand, by Pledgor to Lender and shall be a part of the Obligations.

         6.     Default and Remedies.

                (a) Pledgor shall be in default in the full and prompt payment, when due, of the Obligations (a "Default").

                (b) Upon the occurrence and during the continuation of any Default (i) unless Lender or Agent shall elect otherwise, the entire unpaid amount of the Obligations due under the Loan Agreement, as are not then otherwise due and payable, shall become immediately due and payable without notice to Pledgor or demand by Lender or Agent and (ii) either Lender or Agent may, at its or their option, exercise from time to time any and all rights and remedies available to them under the Uniform Commercial Code or otherwise, including the right to foreclose or otherwise realize upon the Collateral and to dispose of any of the Collateral at one or more public or private sales or other proceedings, and Pledgor agrees that any of Lender, Agent or their nominee may become the purchaser at any such sale or sales. Pledgor agrees that twenty (20) days shall be reasonable prior notice of the date of any public sale or other disposition of the same. All rights and remedies granted Lender hereunder or under any other agreement between Lender and Pledgor shall be deemed concurrent and cumulative and not alternative, and Lender, or Agent on its behalf, may proceed with any number of remedies at the same time or at different times until all the Obligations are fully satisfied. The exercise of any one right or remedy shall not be deemed a waiver or release of, or an election against, any other right or remedy. Pledgor shall pay to Lender or Agent, on demand, any and all expenses (including reasonable attorneys' fees and legal expenses) which may have been incurred by Lender or Agent (i) in the prosecution or defense of any action arising under this Agreement, the Collateral or any of Lender's rights therein or thereto; or (ii) in connection with the custody, preservation, use, operation, preparation for sale or sale of the Collateral, the incurring of all of which are hereby authorized to the extent Lender or Agent deem the same advisable. Pledgor's liability to Lender or Agent for any such payment shall be included in the Obligations. The proceeds of any Collateral received by Lender or Agent at any time before or after a Default, whether from a sale or other disposition of Collateral or otherwise, or the Collateral itself, may be applied to the payment, in full or in part, of such of the Obligations and in such order and manner as Lender or Agent may elect.

         7.     Representations   and  Covenants  of  Pledgor.   Pledgor  hereby
represents to and agrees with Lender as follows:

                (a) Pledgor owns its portion of the Collateral as sole owner, free and clear of any Liens, other than Permitted Liens.

                (b) So long as any Obligations remain unpaid, Pledgor agrees not to sell, assign or transfer the Collateral, other than sales of Collateral in the ordinary course of business, and to maintain it free and clear of any Liens, other than Permitted Liens.

         8.     Miscellaneous.

                (a) This Agreement shall bind and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns, except that Pledgor shall not assign any of its rights hereunder without the prior written consent of holders of more than 50% of the principal amount of the then outstanding Notes.

                (b) Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remainder of this Agreement or the validity or enforceability of such provision in any other jurisdiction.

                (c) This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of Texas, without regard to the conflicts of laws provisions thereof, and the applicable laws of the United States. Venue and jurisdiction shall be in the state or federal courts in Dallas County, Texas.

                (d) Pledgor hereby consents to the jurisdiction of the courts of the State of Texas in any action or proceeding which may be brought against it under or in connection with this Agreement or any transaction contemplated hereby or to enforce any agreement contained herein and, in the event any such action or proceeding shall be brought against it, Pledgor agrees not to raise any objection to such jurisdiction or to the laying of venue in Dallas County, Texas or, if applicable, any other county in any state in which Collateral is located.

                (e) All capitalized terms, unless otherwise specified, have the meanings assigned to them in the Notes.

                (f) Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered, mailed by prepaid certified or registered mail or sent by overnight service, such as FedEx, or
(ii) made by telex or facsimile transmission delivered or transmitted to the party to whom such notice or communication is directed, with confirmation thereupon given in writing and personally delivered or mailed by prepaid certified or registered mail.

                If to Pledgor:

                Integrated Security Systems, Inc.
                8200 Springwood Drive, Suite 230
                Irving, Texas  75063
                Telephone:  (972) 444-8280
                Facsimile:  (972) 869-3843

                If to Secured Party:

                Renaissance US Growth Investment Trust PLC
                c/o Renaissance Capital Group, Inc.
                8080 North Central Expressway, Suite 210-LB59
                Dallas, Texas  75206
                Attn.:   Russell Cleveland
                         President and Chief Executive Officer
                Telephone:  (214) 891-8294
                Facsimile:  (214) 891-8291

                Renaissance Capital Growth & Income Fund III, Inc. c/o Renaissance Capital Group, Inc.
                8080 North Central Expressway, Suite 210-LB59
                Dallas, Texas  75206
                Attn.:   Russell Cleveland
                         President and Chief Executive Officer
                Telephone:  (214) 891-8294
                Facsimile:  (214) 891-8291

                BFS US Special Opportunities Trust PLC
                c/o Renaissance Capital Group, Inc.
                8080 North Central Expressway, Suite 210-LB59
                Dallas, Texas  75206
                Attn.:   Russell Cleveland
                         President and Chief Executive Officer
                Telephone:  (214) 891-8294
                Facsimile:  (214) 891-8291

                If to Agent:

                Renaissance Capital Group, Inc.
                8080 North Central Expressway, Suite 210-LB59
                Dallas, Texas  75206
                Attn.:   Russell Cleveland
                         President and Chief Executive Officer
                Telephone:  (214) 891-8294
                Facsimile:  (214) 891-8291

Any notice delivered personally in the manner provided herein will be deemed given to the party to whom it is directed upon the party's (or its agent's) actual receipt. Any notice addressed and mailed in the manner provided herein will be deemed given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is placed in the mail, or, if earlier, the time of actual receipt.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date and year written above.

                                        PLEDGOR:

                                        INTEGRATED SECURITY SYSTEMS, INC.



                                        By:    /S/ C. A. Rundell, Jr.
                                               --------------------------------
                                               C. A. Rundell, Jr., Chairman and
                                               Chief Executive Officer


                                        B&B ARMR CORPORATION


                                        By:    /S/ C. A. Rundell, Jr.
                                               ---------------------------------
                                               C. A. Rundell, Jr., Sole Director


                                        INTELLI-SITE, INC.


                                        By:    /S/ C. A. Rundell, Jr.
                                               ----------------------------
                                               C. A. Rundell, Jr., Chairman


                                        LENDER:

                                        RENAISSANCE US GROWTH INVESTMENT
                                        TRUST PLC


                                        By:    /S/ Russell Cleveland
                                               ---------------------------
                                               Russell Cleveland, Director


                                        RENAISSANCE CAPITAL GROWTH &
                                        INCOME FUND III, INC.

                                        By:    Renaissance Capital Group, Inc.,
                                               Investment Adviser


                                        By:    /S/ Russell Cleveland
                                               --------------------------------
                                               Russell Cleveland, President and
                                               Chief Executive Officer

                                        BFS US SPECIAL OPPORTUNITIES TRUST PLC


                                        By:    /S/ Russell Cleveland
                                               ---------------------------
                                               Russell Cleveland, Director


                                        AGENT:

                                        RENAISSANCE CAPITAL GROUP, INC.


                                        By:    /S/ Russell Cleveland
                                               --------------------------------
                                               Russell Cleveland, President and
                                               Chief Executive Officer

                                    EXHIBIT A

                                      NOTES

 --------------------------------- --------------------- -------------------
              LENDER                       DATE                 AMOUNT
 --------------------------------- --------------------- -------------------
     Renaissance Capital Growth          9/27/2001            $   75,000
      & Income Fund III, Inc.
        ("Renaissance III")
 --------------------------------- --------------------- -------------------
          Renaissance III               10/12/2001            $   25,000
 --------------------------------- --------------------- -------------------
          Renaissance III               10/26/2001            $   25,000
 --------------------------------- --------------------- -------------------
          Renaissance III                11/9/2001            $   25,000
 --------------------------------- --------------------- -------------------
          Renaissance III               11/16/2001            $   25,000
 --------------------------------- --------------------- -------------------
          Renaissance III               12/28/2001            $   25,000
 --------------------------------- --------------------- -------------------
          Renaissance III                1/14/2002            $   50,000
 --------------------------------- --------------------- -------------------
          Renaissance III                 9/5/2002            $   75,000
 --------------------------------- --------------------- -------------------
          Renaissance III                4/23/2003            $  100,000
 --------------------------------- --------------------- -------------------
          Renaissance III                6/18/2003            $  100,000
 --------------------------------- --------------------- -------------------
          Renaissance III                10/1/2003            $  200,000
 --------------------------------- --------------------- -------------------
       Renaissance US Growth             9/27/2001            $   75,000
       Investment Trust PLC
            ("RUSGIT")
 --------------------------------- --------------------- -------------------
              RUSGIT                    10/12/2001            $   25,000
 --------------------------------- --------------------- -------------------
              RUSGIT                    10/26/2001            $   25,000
 --------------------------------- --------------------- -------------------
              RUSGIT                     11/9/2001            $   25,000
 --------------------------------- --------------------- -------------------
              RUSGIT                    11/16/2001            $   25,000
 --------------------------------- --------------------- -------------------
              RUSGIT                    12/28/2001            $   25,000
 --------------------------------- --------------------- -------------------
              RUSGIT                     1/14/2002            $   50,000
 --------------------------------- --------------------- -------------------
              RUSGIT                      9/5/2002            $   75,000
 --------------------------------- --------------------- -------------------
              RUSGIT                     4/23/2003            $  100,000
 --------------------------------- --------------------- -------------------
              RUSGIT                     5/30/2003            $  200,000
 --------------------------------- --------------------- -------------------
              RUSGIT                     10/1/2003            $  200,000
 --------------------------------- --------------------- -------------------
   BFS US Special Opportunities          3/11/2003            $  250,000
         Trust PLC ("BFS")
 --------------------------------- --------------------- -------------------
               BFS                       4/23/2003            $  100,000
 --------------------------------- --------------------- -------------------
               BFS                       5/30/2003            $  200,000
 --------------------------------- --------------------- -------------------
               BFS                        9/5/2003            $  500,000
 --------------------------------- --------------------- -------------------
               BFS                        8/5/2004            $1,000,000
 --------------------------------- --------------------- -------------------